UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2011

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA		20171
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 18, 2011, Deltek, Inc. (the “Company”) announced that its Board of Directors has approved a stock repurchase program, effective August 16, 2011. Under the program, the Company is authorized to repurchase up to $30 million of its outstanding shares of common stock at times and prices considered appropriate by the Company depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Deltek, Inc., dated August 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2011		DELTEK, INC.

	By:	/s/ David Schwiesow
David Schwiesow
Senior Vice President, General Counsel and Secretary

Exhibit No.	Description

99.1	Press Release of Deltek, Inc., dated August 18, 2011